10.2  Share  Purchase  Agreement  with  Meridian  Pacific  Investments

 SHARE  PURCHASE  AGREEMENT


THIS SHARE PURCHASE AGREEMENT made as of the 16th day of November, 2005, by and between:

ISLAND RESIDENCES CLUB, INC. w ith an address at Box 1518. Williamsburg, Virginia. USA ("SELLER"); and

MERIDIAN PACIFIC INVESTMENTS HK LTD)., with an address at 23 Fl. Wing Hang Finance Centre, 60 Gloucester Road, Wanchai, Hong Kong ("PURCHASER"); and

FRANCIS STREET PTY LTD., with an address at level 1, 60 Toorak Road, South Yarra, Victoria 3141, Australia ("WARRANT HOLDER").
WITNESSETH:

WHEREAS, Seller is the Island Residences Club, Inc a Delaware corporation ("Corporation"), which Corporation has issued capital stock of 6,812,000 shares of common stock at $.0001 par value ("Shares"),

WHEREAS, Purchaser desires to purchase the Shares from Seller and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Corporation's Shares, it is hereby agreed, as follows:

1.0     Transfer  of  Shares.

SELLER hereby authorizes and issues 6,000,000 of its common shares to PURCHASER in exchange for the transfer of 20.25 million shares of PT Island Concepts Indonesia Tbk ("ICON") to the SELLER, representing a 19.4% interest in ICON and
24.25 million warrants of PT Island Concepts Indonesia Tbk ("ICON") to SELLER from the WARRANT HOLDER.

2.0  Representations  and  Warranties  of  SELLER.

SELLER  hereby  represents  and  warrants  to  PURCHASER  that:

2.1 Authority. SELLER has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered constitutes a valid and binding instrument, enforceable in accordance with its terms.

2.2 Compliance with Other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which SELLER is a party or by which SELLER is bound.

2.3 Shares in ISLAND RESIDENCES CLUB, INC. The Shares to be issued to PURCHASER shall be issued as fully paid, non-assessable shares. SELLER shall take all corporate action necessary for the issuance of the Shares, to be legally valid and irrevocable, including obtaining the prior approval of the board of directors.

3.0 Representations and Warranties of PURCHASER and WARRANT HOLDER. PURCHASER and WARRANT HOLDER hereby unconditionally represents and warrants to SELLER that:

3.1 Authority. Both PURCHASER and the WARRANT HOLDER have the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by PURCHASER and WARRANT HOLDER and constitutes a valid and binding instrument, enforceable in accordance with its terms.

3.2  Title  to  PURCHASER'S  and  WARRANT  HOLDER'S shares and warrants in ICON.
PURCHASER and WARRANT HOLDER are the legal and beneficial owner of the ICON shares and warrants and have good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances. PURCHASER and WARRANT HOLDER have the right to transfer these shares and warrants to SELLER pursuant to the terms of this Agreement.

3.3 Compliance with Other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which PURCHASER and WARRANT HOLDER are a party or by which PURCHASER and WARRANT HOLDER are bound.

3.4 Rule 144 Restriction. PURCIIASER hereby agrees that such Shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements, as applicable.

4.0 Notices. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein.

5.0 Governing Law. This Agreement shall he interpreted and governed in accordance with the laws of the Stale of Delaware.

6.0 Severability. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

7.0 Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

8.0 Invalidity. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

9.0 Gender and Number. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary.

10.0 Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

11.0 No Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

ISLAND  RESIDENCES  CLUB,  INC
By:  /s/  Bob  Bratajaya
Bob  Bratajaya,  Director



MERIDIAN  PACIFIC  INVESTMENTS  HK  LTD.
By:  /s/Graham  James  Bristow
Graham  James  Bristow,  Director


FRANCIS  STREET  PTY  LIMITED
By:  /s/Graham  James  Bristow
Graham  James  Bristow,  Director